Exhibit 99

N E W S R E L E A S E
Thomas E. Rathjen Vice President, Investor Relations 561-989-5800 | www.nabi.com

FOR IMMEDIATE RELEASE

Nabi Biopharmaceuticals Board Authorizes Exploration of Strategic Alternatives to Further Enhance Shareholder Value

BOCA RATON, Fla., September 27, 2006 – Nabi Biopharmaceuticals (NASDAQ: NABI) today announced that it has retained Banc of America Securities LLC to assist with its exploration of the full range of strategic alternatives available to the company to further enhance shareholder value. These alternatives may include, but are not limited to, licensing or development arrangements, joint ventures, strategic alliances, a recapitalization, and the sale or merger of all or part of the company.

Since the announcement of the StaphVAX® (Staphylococcus aureus Polysaccharide Conjugate Vaccine) clinical trial results last November, the company’s board of directors has worked with management and the company’s advisers to evaluate a broad range of strategic alternatives and to define a business strategy and plan for the company. The board continues to believe that the company’s current strategy will build shareholder value. However, the board is also sensitive to the interests of shareholders and concluded at its last regular board meeting that the company should retain Banc of America Securities to publicly explore whether there are strategic alternatives available that would further enhance shareholder value.

There can be no assurance that the exploration of strategic alternatives will result in any agreements or transactions. The company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has made a decision regarding a specific transaction.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals leverages its experience and knowledge in powering the immune system to develop and market products that fight serious medical conditions. The company has three products on the market today: PhosLo® (calcium acetate), Nabi-HB® [Hepatitis B Immune Globulin (Human)], and Aloprim™ (allopurinol sodium) for Injection. Nabi Biopharmaceuticals is focused on developing products that address unmet medical needs and offer commercial opportunities in our core business areas: hepatitis and transplant, kidney disease (nephrology), Gram-positive bacterial infections and nicotine addiction. For a complete list of pipeline products, please go to: http://www.nabi.com/pipeline/index.php. The company is headquartered in Boca Raton, Florida. For additional information about Nabi Biopharmaceuticals, please visit our website: http://www.nabi.com.

Forward-Looking Statements

Statements in this press release about the company that are not strictly historical are forward-looking statements and include statements related to our plans to explore strategic alternatives and prospects. You can identify these forward-looking statements because they involve our expectations, beliefs, intentions, plans, projections, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and

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Nabi Biopharmaceuticals Board Authorizes Exploration of Strategic Alternatives to Further Enhance Shareholder Value

uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks relating to the company’s ability to advance the development of products currently in the pipeline or in clinical trials; maintain the human and financial resources to commercialize current products and bring to market products in development; obtain regulatory approval for its products in the U.S., Europe or other markets; successfully develop, manufacture and market its products; successfully partner with other companies; realize future sales growth for its biopharmaceutical products; maintain sufficient intellectual property protection or positions; raise additional capital on acceptable terms; re-pay its outstanding convertible senior notes when due; and identify and complete transactions that represent strategic alternatives and opportunities. Many of these factors are more fully discussed, as are other factors, in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the Quarter ended July 1, 2006 filed with the Securities and Exchange Commission.

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